Exhibit 99.1
Kilroy Realty
Supplemental Financial Report
Q2 2026
Kilroy Oyster Point, South San Francisco, CA
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KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL AND OPERATIONAL RESULTS
---------------
LOS ANGELES, July 27, 2026 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the “Company”) today reported financial and operational results for the second quarter ended June 30, 2026.
“Our second quarter results highlight continuing improvement in commercial real estate fundamentals across our West Coast markets, as we work to capitalize on growing market demand against a backdrop of moderating high-quality supply,” commented Angela Aman, Chief Executive Officer. “During the second quarter, we executed nearly 400,000 square feet of new and renewal leases, with re-leasing spreads on comparable second-generation space of
27% and 16% on a GAAP and cash basis, respectively, excluding leases signed on space vacant for more than a year. In addition, we continued to enhance our strategic focus and financial flexibility, closing on approximately $200.0 million of previously announced residential dispositions and recasting and expanding our unsecured credit facilities.”
Financial Results
•Revenues of $272.4 million for the quarter ended June 30, 2026, as compared to $289.9 million for the quarter ended June 30, 2025
•Net income available to common stockholders of $19.9 million, or $0.17 per diluted share, for the quarter ended June 30, 2026, as compared to
$68.4 million, or $0.57 per diluted share, for the quarter ended June 30, 2025
•Funds from operations (“FFO”) of $109.3 million, or $0.92 per diluted share, for the quarter ended June 30, 2026, as compared to $135.9 million, or
$1.13 per diluted share, for the quarter ended June 30, 2025
Leasing and Occupancy
•Stabilized Portfolio was 77.0% occupied and 81.5% leased at June 30, 2026, representing 450 basis points of leases signed but not yet commenced
◦Excluding Kilroy Oyster Point Phase 2 (“KOP 2”), the Stabilized Portfolio was 80.8% occupied and 83.3% leased at June 30, 2026, representing 250 basis points of leases signed but not yet commenced
•During the quarter, signed approximately 376,000 square feet of leases
◦Leasing activity was comprised of 226,000 square feet of new leasing on previously vacant space, 7,000 square feet of new leasing on currently occupied space, and 143,000 square feet of renewal leasing
▪New leasing on previously vacant space included an approximately 38,000-square-foot lease with Olema Pharmaceuticals at KOP 2
▪Leasing activity during the quarter included approximately 40,000 square feet of short-term leasing
•GAAP and cash rents on leases signed during the quarter increased 21.0% and 6.1%, respectively, from prior levels on Second Generation leasing, excluding short-term leasing
◦Excluding leases signed on space vacant for more than 12 months, GAAP and cash rents on leases signed during the quarter increased
27.3% and 15.6%, respectively
Capital Recycling Activity
•In April, completed the sale of the 200-unit Columbia Square Living residential tower and the 193-unit Jardine residential tower in the Hollywood submarket of Los Angeles, for gross sales proceeds of $202.0 million
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Balance Sheet / Liquidity
•In April, repaid the outstanding $50.0 million of 4.300% Private Placement Senior Notes Series A due July 2026, at par
•In June, amended and restated the terms of the unsecured revolving credit and term loan facilities, increasing the borrowing capacity of the unsecured revolving credit facility from $1.10 billion to $1.25 billion and the unsecured term loan facility from $200.0 million to $250.0 million. The additional $50.0 million of term loan capacity consists of delayed-draw commitments that may be drawn upon through June 11, 2027. The maturity date of the unsecured revolving credit facility was extended to July 31, 2030, which may be further extended by two six-month periods. Additionally, the maturity date of the term loan facility was extended to July 31, 2031
Dividend
•The Board of Directors declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of
$2.16 per share. The dividend was paid on July 8, 2026 to stockholders of record on June 30, 2026 (the ex-dividend date)
Recent Developments
•In July, repaid the outstanding $200.0 million of 4.350% Private Placement Senior Notes Series B due October 2026, at par
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Net Income Available to Common Stockholders / FFO Guidance
The Company is affirming Nareit-defined FFO per share guidance for the full year 2026 of $3.49 to $3.63 per diluted share. The table below reflects key assumptions for 2026 guidance.

Key Assumptions	Current Assumptions (1)
Average full year occupancy	76.5% to 78.0%
Average full year occupancy excluding KOP 2	80.5% to 81.5%
Same Property Cash Net Operating Income (“NOI”) growth (2)	0.25% to 1.25%
NOI from Development Properties (3)	$(22.5) to $(24.0) million
Non-Cash GAAP NOI adjustments (2) (4)	$13.0 to $15.0 million
GAAP lease termination fee income	$3.0 to $4.5 million
General and administrative and Leasing costs	$(87.5) to $(89.5) million
Interest income	$2.0 to $3.0 million
Gross interest expense	$(208.0) to $(209.5) million
Capitalized interest (5)	$48.5 to $49.5 million
Total development spending (6)	+/- $150.0 million
Operating property dispositions	$347.5 to $500.0 million

	Current Full Year 2026 Range
	Low End	High End
$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$0.08	$0.22

Weighted average common shares outstanding - diluted (7)	118,100	118,100

Net income available to common stockholders	$9,055	$25,743
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	300	300
Net income attributable to noncontrolling interests in consolidated property partnerships	17,000	17,000
Depreciation and amortization of real estate assets	379,400	379,400
Gain on sale of depreciable operating property	(23,525)	(23,525)
Impairment of real estate assets	61,778	61,778
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(28,000)	(28,000)
Funds From Operations (2)	$416,008	$432,696

Weighted average common shares/units outstanding – diluted (8)	119,200	119,200

Nareit Funds From Operations per common share/unit – diluted (2)	$3.49	$3.63
________________________
(1)All current assumptions remain consistent with those provided in April 2026, except for Total development spending, which has been revised to +/- $150.0 million from the previously estimated range of $150.0 to $200.0 million.
(2)For additional information, please refer to pages 36-38 “Management Statements on Non-GAAP Supplemental Measures”.
(3)NOI from Development Properties is primarily attributable to the Company’s KOP 2 project. Guidance assumes the continued capitalization of the Company’s Flower Mart project through December 2026.
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(4)Non-Cash GAAP NOI adjustments include the following items: Deferred income and lease incentives, net, Amortization of deferred revenue related to tenant-funded tenant improvements, Straight-line rents, net,
Amortization of net below market rents, Deferred settlement and restoration fee income, and Other.
(5)Capitalized interest guidance assumes the continued capitalization of the Company’s Flower Mart project through December 2026.
(6)Total development spending includes recently stabilized, in-process, and future development projects.
(7)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(8)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
The Company’s guidance estimates for the full year 2026, and the reconciliation of Net income available to common stockholders per share - diluted and
FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include the impact on the Company’s operating results from any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance. There can be no assurance that the Company’s actual results will not differ materially from these estimates.
Conference Call and Audio Webcast
The Company’s management will discuss second quarter results and the current business environment during the Company’s July 28, 2026 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. To participate and obtain conference call dial-in details, register by using the following link, https://events.q4inc.com/analyst/213776497?pwd=miK0Lhqd. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/213776497. It may be necessary to download audio software to hear the conference call.
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350 Mission, San Francisco, CA
01
Corporate Data &
Financial Highlights
–Company Background
–Financial Highlights
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations & Funds Available for Distribution
–Supplemental Income Statement Detail
–Net Operating Income
–Same Property Net Operating Income Analysis (Cash Basis)
–EBITDA, EBITDAre, and Adjusted EBITDAre
The Post at Indeed Tower, Austin, TX
Kilroy Realty Q2 2026 Supplemental Report | 2

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Company
Background
Kilroy Realty Corporation (NYSE: KRC) is a publicly traded real estate investment trust and member of the S&P MidCap 400 Index. The Company owns, manages, develops, and acquires real estate assets consisting primarily of premier office and life science properties in the San Francisco
Bay Area, Los Angeles, Seattle, San Diego, and Austin.
Stabilized Office & Life Science Portfolio
at June 30, 2026
123
17.1M
buildings
square feet
77.0%
81.5%
occupied
leased
450 bps
376
leased but not
yet occupied
thousand square feet
of leases executed in
2Q 2026

Investor Relations
12200 W. Olympic Blvd., Suite 200
Los Angeles, CA 90064
(310) 481-8400
Web: www.kilroyrealty.com
E-mail: investorrelations@kilroyrealty.com

Board of Directors
Gary R. Stevenson	Chair
Angela M. Aman
Edward F. Brennan, PhD
Daryl J. Carter
Jolie A. Hunt
David A. Kieske
Cia Buckley Marakovits
Louisa G. Ritter
Executive and Senior Management Team
Angela M. Aman	Chief Executive Officer
Justin W. Smart	President
Jeffrey R. Kuehling	EVP, Chief Financial Officer and Treasurer
A. Robert Paratte	EVP, Chief Leasing Officer
Sherrie S. Schwartz	EVP, Chief Human Resources Officer
Lauren N. Stadler	EVP, General Counsel and Secretary
Eliott L. Trencher	EVP, Chief Investment Officer
Chandni Jalan	SVP, Chief Accounting Officer

Equity Research Coverage

Barclays	Brendan Lynch	(212) 526-9428
BofA Securities	Jana Galan	(646) 855-5042
BMO Capital Markets Corp.	John P. Kim	(212) 885-4115
BTIG	Thomas Catherwood	(212) 738-6140
Citigroup Investment Research	Seth Bergey	(212) 816-2066
Deutsche Bank Securities, Inc.	Peter Abramowitz	(212) 250-9504
Evercore ISI	Steve Sakwa	(212) 446-9462
Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736
Green Street Advisors	Dylan Burzinski	(949) 640-8780
Jefferies LLC	Joe Dickstein	(212) 778-8771
J.P. Morgan	Anthony Paolone	(212) 622-6682
Keybanc Capital Markets	Upal Rana	(917) 368-2316
Mizuho Securities USA LLC	Vikram Malhotra	(212) 282-3827
RBC Capital Markets	Mike Carroll	(440) 715-2649
Scotiabank	Nicholas Yulico	(212) 225-6904
Wells Fargo	Blaine Heck	(410) 662-2556
Wolfe Research	Ally Yaseen	(646) 582-9253

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates, or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Q2 2026 Supplemental Report | 3

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Financial Highlights
(unaudited, $ in thousands, except per share amounts)

Three Months Ended						Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025

INCOME STATEMENT ITEMS:
Revenues	$272,371	$270,053	$272,187	$279,744	$289,892	$542,424	$560,736
Lease Termination Fees	364	398	1,541	309	10,754	762	11,260
Capitalized Interest and Debt Costs	11,632	13,991	20,632	22,574	21,333	25,623	41,881
Capitalized Internal Overhead Costs (1)	3,852	3,977	4,120	4,682	3,807	7,829	8,441
Other Capitalized Development Costs (2)	1,554	3,190	6,382	7,353	5,505	4,744	10,479
Non-Cash Amortization of Share-Based Compensation Awards	3,079	4,869	5,145	5,436	4,582	7,948	8,509
EARNINGS METRICS:
Net Income (Loss) Available to Common Stockholders	$19,905	$(19,267)	$12,444	$156,220	$68,449	$638	$107,457
Net Operating Income (3)	180,293	178,403	176,426	188,775	190,779	358,696	371,018
EBITDAre (4)	159,986	156,406	158,139	171,561	181,500	316,392	343,499
Company's Share of EBITDAre (4)	152,478	148,583	150,555	164,126	167,914	301,061	322,633
Company's Share of Adjusted EBITDAre (4)	151,231	147,629	148,350	161,007	167,402	298,860	320,987
Funds From Operations (5)	109,338	108,846	117,158	130,561	135,891	218,184	258,201
Funds Available for Distribution (5)	83,626	91,106	90,534	100,939	103,889	174,732	212,985
PER SHARE INFORMATION (6):
Net income (loss) available to common stockholders per share – diluted	$0.17	$(0.16)	$0.10	$1.31	$0.57	$0.01	$0.90
Funds From Operations per common share/unit – diluted (5)	0.92	0.91	0.97	1.08	1.13	1.83	2.15
Dividends declared per common share	0.54	0.54	0.54	0.54	0.54	2.16	2.16
RATIOS (7):
Net Operating Income Margin	66.2%	66.1%	64.8%	67.5%	65.8%	66.1%	66.2%
Net Debt to Company's Share of EBITDAre Ratio (4)	7.0x	7.0x	7.0x	6.4x	6.6x	N/A	N/A
Net Debt to Company's Share of Adjusted EBITDAre Ratio (4)	7.1x	7.1x	7.1x	6.5x	6.7x	N/A	N/A
Fixed Charge Coverage Ratio - Company’s Share of EBITDAre (4)	3.1x	3.0x	3.0x	3.2x	3.4x	3.0x	3.5x
FFO / FAD Payout Ratio (5)	58.0% / 75.8%	58.3% / 69.6%	55.1% / 71.3%	49.4% / 63.9%	47.5% / 62.1%	58.1% / 72.6%	50.0% / 60.6%
STABILIZED PORTFOLIO INFORMATION:
Period End Occupancy Percentage	77.0%	77.6%	81.6%	81.0%	80.8%	77.0%	80.8%
Period End Leased Percentage	81.5%	82.3%	83.8%	83.3%	83.5%	81.5%	83.5%
Period End Occupancy Percentage excluding KOP 2	80.8%	81.5%	N/A	N/A	N/A	80.8%	N/A
Period End Leased Percentage excluding KOP 2	83.3%	84.3%	N/A	N/A	N/A	83.3%	N/A
Average Occupancy	77.6%	77.4%	80.9%	80.7%	80.8%	77.5%	81.1%
Average Occupancy excluding KOP 2	81.4%	81.4%	N/A	N/A	N/A	81.4%	N/A
Lease Composition (Net / Gross) (8)	53% / 47%	52% / 48%	52% / 48%	50% / 50%	51% / 49%	N/A	N/A
________________________
Note: Refer to pages 40-43 “Definitions Included in Supplemental” for definitions of commonly used terms included throughout this report. Refer to pages 36-38 “Non-GAAP Supplemental Measures” for management statements on the
Company’s non-GAAP measures presented in this report.
(1)Primarily represents compensation costs capitalized to construction and development projects.
(2)Represents incidental property operating and carry costs capitalized to development projects.
(3)Refer to page 44 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(4)Refer to pages 10 and 45 for reconciliations of GAAP Net Income (Loss) Available to Common Stockholders to EBITDAre, Company’s Share of EBITDAre, and Company’s Share of Adjusted EBITDAre.
(5)Refer to page 6 for reconciliations of GAAP Net Income (Loss) Available to Common Stockholders to Funds From Operations and Funds Available for Distribution and page 46 for a reconciliation of GAAP Net Cash Provided by
Operating Activities to Funds Available for Distribution.
(6)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(7)Ratios are calculated based on current quarter amounts unless otherwise noted. Net Debt to Company’s Share of EBITDAre and Adjusted EBITDAre Ratios are calculated on a trailing-12 month basis. Refer to page 34 for additional information.
(8)Based upon Annualized Base Rent, including 100% of consolidated property partnerships, as of the end of the period presented.
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Consolidated Balance Sheets
(unaudited, $ in thousands)

	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025

ASSETS:
Land	$1,730,514	$1,730,514	$1,641,913	$1,661,679	$1,627,754
Buildings and improvements	9,051,287	9,011,023	8,505,486	8,658,236	8,427,405
Undeveloped land and construction in progress	1,602,626	1,585,042	2,387,742	2,355,181	2,364,938
Total real estate assets held for investment	12,384,427	12,326,579	12,535,141	12,675,096	12,420,097
Accumulated depreciation and amortization	(2,936,240)	(2,857,265)	(2,843,811)	(2,952,576)	(2,877,165)
Total real estate assets held for investment, net	9,448,187	9,469,314	9,691,330	9,722,520	9,542,932
Real estate and other assets held for sale, net	—	188,771	115,155	—	255,795
Cash and cash equivalents	253,805	192,904	179,316	372,416	193,129
Marketable securities	34,990	31,417	30,807	33,569	31,629
Current receivables, net	12,184	15,712	12,765	13,191	11,718
Deferred rent receivables, net	423,968	425,420	424,794	436,886	436,964
Deferred leasing costs and acquisition-related intangible assets, net	264,033	271,213	278,232	229,175	208,266
Right of use ground lease assets, net	127,548	127,834	128,116	128,396	128,674
Prepaid expenses and other assets, net	67,233	52,273	54,561	56,046	58,725
Total Assets	$10,631,948	$10,774,858	$10,915,076	$10,992,199	$10,867,832

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$590,095	$591,398	$592,685	$593,956	$595,212
Unsecured debt, net	3,947,034	3,997,993	3,996,774	3,995,555	4,002,507
Accounts payable, accrued expenses, and other liabilities	260,644	303,808	288,963	321,188	273,600
Ground lease liabilities	127,198	127,414	127,628	127,830	128,030
Accrued dividends and distributions	63,422	63,421	65,009	64,996	64,985
Deferred revenue and acquisition-related intangible liabilities, net	117,845	122,272	125,628	127,931	131,606
Rents received in advance and tenant security deposits	77,736	79,638	75,701	74,888	73,561
Liabilities related to real estate assets held for sale	—	—	4,945	—	4,887
Total liabilities	5,183,974	5,285,944	5,277,333	5,306,344	5,274,388
Equity:
Stockholders’ Equity
Common stock	1,163	1,163	1,184	1,183	1,183
Additional paid-in capital	5,166,167	5,161,140	5,230,747	5,223,369	5,216,320
Retained earnings	58,881	102,859	188,876	240,810	148,952
Total stockholders’ equity	5,226,211	5,265,162	5,420,807	5,465,362	5,366,455
Noncontrolling Interests
Common units of the Operating Partnership	50,935	51,328	51,911	53,154	52,192
Consolidated property partnerships	170,828	172,424	165,025	167,339	174,797
Total noncontrolling interests	221,763	223,752	216,936	220,493	226,989
Total equity	5,447,974	5,488,914	5,637,743	5,685,855	5,593,444
Total Liabilities And Equity	$10,631,948	$10,774,858	$10,915,076	$10,992,199	$10,867,832
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Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

Three Months Ended							Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025		6/30/2026		6/30/2025
Revenues
Rental income	$268,321	$265,330	$267,363	$274,909	$285,071		$533,651		$551,315
Other property income	4,050	4,723	4,824	4,835	4,821		8,773		9,421
Total revenues	272,371	270,053	272,187	279,744	289,892		542,424		560,736
Expenses
Property expenses	60,134	59,283	64,673	61,764	58,575		119,417		117,289
Real estate taxes	28,302	28,782	26,556	25,878	26,765		57,084		55,130
Ground leases	3,278	3,187	2,991	3,018	3,019		6,465		6,039
General and administrative expenses	18,933	20,699	19,485	18,247	18,475		39,632		35,376
Leasing costs	2,814	3,010	2,592	2,610	2,277		5,824		5,150
Depreciation and amortization	93,560	94,344	92,623	87,487	87,625		187,904		174,744
Total expenses	207,021	209,305	208,920	199,004	196,736		416,326		393,728
Other Income (Expenses)
Interest income	1,247	954	2,205	3,119	512		2,201		1,646
Interest expense	(41,634)	(38,511)	(32,148)	(32,152)	(30,844)		(80,145)		(61,992)
Other (expense) income	(248)	389	44	91	190		141		33
Gains on sales of depreciable operating properties	—	23,525	—	110,484	16,554	G a i n s o n s a l e s o f d e p r e c i a b l e o p e r a t i n g p r o p e r t i e s	23,525	G a i n s o n s a l e s o f d e p r e c i a b l e o p e r a t i n g p r o p e r t i e s	16,554
Impairment of real estate assets (1)	—	(61,778)	(16,259)	—	—		(61,778)		—
Total other (expenses) income	(40,635)	(75,421)	(46,158)	81,542	(13,588)		(116,056)		(43,759)
Net Income (Loss)	24,715	(14,673)	17,109	162,282	79,568		10,042		123,249
Net (income) loss attributable to noncontrolling common units of the Operating Partnership	(193)	185	(120)	(1,524)	(663)		(8)		(1,038)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,617)	(4,779)	(4,545)	(4,538)	(10,456)		(9,396)		(14,754)
Total net income attributable to noncontrolling interests	(4,810)	(4,594)	(4,665)	(6,062)	(11,119)		(9,404)		(15,792)
Net Income (Loss) Available To Common Stockholders	$19,905	$(19,267)	$12,444	$156,220	$68,449		$638		$107,457
Weighted average common shares outstanding – basic	116,292	117,637	118,338	118,296	118,285		116,961		118,240
Weighted average common shares outstanding – diluted	117,063	117,637	119,153	118,822	118,683		117,699		118,674
Net Income (Loss) Available To Common Stockholders Per Share
Net income (loss) available to common stockholders per share – basic	$0.17	$(0.16)	$0.10	$1.32	$0.58		$0.01		$0.91
Net income (loss) available to common stockholders per share – diluted	$0.17	$(0.16)	$0.10	$1.31	$0.57		$0.01		$0.90
________________________
(1)During the three months ended March 31, 2026, we recognized an impairment charge of approximately $61.8 million to reduce the carrying amount of the Columbia Square Living and Jardine residential towers to their current fair value less closing costs. The sale of these properties closed in April 2026. During the three months ended December 31, 2025, we recognized an impairment charge of approximately $16.3 million to reduce the carrying amount of Sunset Media Center to its current fair value less closing costs. The sale of this property closed in December 2025.
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Funds From Operations & Funds Available for Distribution
(unaudited, $ and shares in thousands, except per share amounts)

Three Months Ended						Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025

FUNDS FROM OPERATIONS:
Net income (loss) available to common stockholders	$19,905	$(19,267)	$12,444	$156,220	$68,449	$638	$107,457
Adjustments:
Net income (loss) attributable to noncontrolling common units of the Operating Partnership	193	(185)	120	1,524	663	8	1,038
Net income attributable to noncontrolling interests in consolidated property partnerships	4,617	4,779	4,545	4,538	10,456	9,396	14,754
Depreciation and amortization of real estate assets	92,131	92,885	91,213	86,080	86,243	185,016	171,978
Gains on sales of depreciable operating properties	—	(23,525)	—	(110,484)	(16,554)	(23,525)	(16,554)
Impairment of real estate assets	—	61,778	16,259	—	—	61,778	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,508)	(7,619)	(7,423)	(7,317)	(13,366)	(15,127)	(20,472)
Funds From Operations	$109,338	$108,846	$117,158	$130,561	$135,891	$218,184	$258,201
Weighted average common shares/units outstanding – basic (1)	117,956	119,251	119,869	119,870	119,848	118,600	119,799
Weighted average common shares/units outstanding – diluted (1)	118,726	119,957	120,684	120,397	120,246	119,338	120,233
FFO per common share/unit – basic (2)	$0.93	$0.91	$0.98	$1.09	$1.13	$1.84	$2.16
FFO per common share/unit – diluted (2)	$0.92	$0.91	$0.97	$1.08	$1.13	$1.83	$2.15

FUNDS AVAILABLE FOR DISTRIBUTION:
Funds From Operations	$109,338	$108,846	$117,158	$130,561	$135,891	$218,184	$258,201
Adjustments:
Recurring tenant improvements, leasing commissions, and capital expenditures	(28,111)	(18,743)	(31,724)	(36,959)	(34,040)	(46,854)	(51,418)
Amortization of deferred revenue related to tenant-funded tenant improvements	(3,315)	(3,218)	(3,547)	(3,639)	(3,770)	(6,533)	(7,458)
Straight-line rents, net	1,502	(701)	2,358	1,303	3,354	801	7,967
Amortization of net below market rents	(651)	(641)	(624)	(764)	(845)	(1,292)	(1,691)
Amortization of deferred financing costs and net debt discount/premium	2,637	1,662	1,162	1,218	1,178	4,299	2,397
Non-cash amortization of share-based compensation awards	3,079	4,869	5,145	5,436	4,582	7,948	8,509
Lease related adjustments and other (3)	(1,261)	(1,380)	(640)	1,877	(2,626)	(2,641)	(4,303)
Adjustments attributable to noncontrolling interests in consolidated property partnerships	408	412	1,246	1,906	165	820	781
Funds Available for Distribution	$83,626	$91,106	$90,534	$100,939	$103,889	$174,732	$212,985
________________________
(1)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding. Diluted amounts also include non-
participating share-based awards and the dilutive impact of contingently issuable shares.
(2)Reported per common share/unit amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(3)Includes deferred income and lease incentives, net, deferred settlement and restoration fee income, deferred lease termination fee income. Includes non-cash ground rent expense beginning in Q1 2026.
Kilroy Realty Q2 2026 Supplemental Report | 7

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Supplemental Income Statement Detail
(unaudited, $ in thousands)

			Three Months Ended					Six Months Ended
			6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
	Revenues	Income Statement Category
*	Base rent	Rental income	$195,445	$193,622	$197,081	$201,633	$201,955	$389,067	$404,595
*	Tenant reimbursements	Rental income	46,994	46,527	47,779	51,867	48,035	93,521	94,348
*	Other revenues (1)	Rental income	15,951	18,417	18,442	16,656	19,967	34,368	35,597
	Deferred income and lease incentives, net (2)	Rental income	965	1,060	257	707	771	2,025	1,605
	Amortization of deferred revenue related to tenant-funded tenant improvements	Rental income	3,315	3,218	3,547	3,639	3,770	6,533	7,458
	Straight-line rents, net	Rental income	(1,502)	701	(2,358)	(1,303)	(3,354)	(801)	(7,967)
	Amortization of net below market rents	Rental income	651	641	624	764	845	1,292	1,691
*	Settlement and restoration fee income	Rental income	6,138	746	450	2,663	639	6,884	702
	Deferred settlement and restoration fee income	Rental income	—	—	—	(2,026)	1,689	—	2,026
	Cash lease termination fee income	Rental income	—	9	1,158	867	10,588	9	10,588
	Deferred lease termination fee income	Rental income	364	389	383	(558)	166	753	672
*	Other property income (3)	Other property income	4,050	4,723	4,824	4,835	4,821	8,773	9,421
	Total Revenues		$272,371	$270,053	$272,187	$279,744	$289,892	$542,424	$560,736

________________________
•Represents a component of Cash Net Operating Income.
(1)Primarily comprised of residential income, contractual parking income, and net of revenues deemed uncollectible.
(2)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
(3)Primarily comprised of transient parking income.
Kilroy Realty Q2 2026 Supplemental Report | 8

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Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Cash Operating Revenues:
Base rent	$195,445	$193,622	$197,081	$201,633	$201,955	$389,067	$404,595
Tenant reimbursements	46,994	46,527	47,779	51,867	48,035	93,521	94,348
Other revenues (1)	15,951	18,417	18,442	16,656	19,967	34,368	35,597
Settlement and restoration fee income	6,138	746	450	2,663	639	6,884	702
Other property income (2)	4,050	4,723	4,824	4,835	4,821	8,773	9,421
Total cash operating revenues	268,578	264,035	268,576	277,654	275,417	532,613	544,663
Cash Operating Expenses:
Property expenses	60,134	59,283	64,673	61,764	58,575	119,417	117,289
Real estate taxes	28,302	28,782	26,556	25,878	26,765	57,084	55,130
Ground leases	3,210	3,118	2,913	2,940	2,941	6,328	5,883
Total cash operating expenses	91,646	91,183	94,142	90,582	88,281	182,829	178,302
Cash Net Operating Income (3)	176,932	172,852	174,434	187,072	187,136	349,784	366,361
Deferred income and lease incentives, net (4)	965	1,060	257	707	771	2,025	1,605
Amortization of deferred revenue related to tenant-funded tenant improvements	3,315	3,218	3,547	3,639	3,770	6,533	7,458
Straight-line rents, net	(1,502)	701	(2,358)	(1,303)	(3,354)	(801)	(7,967)
Amortization of net below market rents	651	641	624	764	845	1,292	1,691
Deferred settlement and restoration fee income	—	—	—	(2,026)	1,689	—	2,026
Other (5)	(68)	(69)	(78)	(78)	(78)	(137)	(156)
Net Operating Income (3)	180,293	178,403	176,426	188,775	190,779	358,696	371,018
Lease termination fees	364	398	1,541	309	10,754	762	11,260
General and administrative expenses	(18,933)	(20,699)	(19,485)	(18,247)	(18,475)	(39,632)	(35,376)
Leasing costs	(2,814)	(3,010)	(2,592)	(2,610)	(2,277)	(5,824)	(5,150)
Other (expense) income	(248)	389	44	91	190	141	33
Interest income	1,247	954	2,205	3,119	512	2,201	1,646
Interest expense	(41,634)	(38,511)	(32,148)	(32,152)	(30,844)	(80,145)	(61,992)
Depreciation and amortization	(93,560)	(94,344)	(92,623)	(87,487)	(87,625)	(187,904)	(174,744)
Gains on sales of depreciable operating properties	—	23,525	—	110,484	16,554	23,525	16,554
Impairment of real estate assets	—	(61,778)	(16,259)	—	—	(61,778)	—
Net Income (Loss)	$24,715	$(14,673)	$17,109	$162,282	$79,568	$10,042	$123,249
________________________
(1)Primarily comprised of residential income, contractual parking income, and net of revenues deemed uncollectible.
(2)Primarily comprised of transient parking income.
(3)Refer to page 44 for a reconciliation of GAAP Net Income Available to Common Stockholders to Cash Net Operating Income and Net Operating Income.
(4)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
(5)Includes other non-cash amounts primarily related to ground rent expense.
Kilroy Realty Q2 2026 Supplemental Report | 9

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Same Property Net Operating Income Analysis (Cash Basis)
(unaudited, $ in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Contribution	2026	2025	% Contribution

Total Same Property Portfolio
Number of properties	113			113
Square Feet	15,617,298			15,617,298
Average Occupancy (1)	82.0%	81.0%		82.0%	81.4%
Percent of Stabilized Portfolio	91.2%			91.2%

Cash Operating Revenues:
Base rent	$187,649	$185,959	1.0%	$372,421	$372,717	(0.1)%
Tenant reimbursements	44,570	44,973	(0.2)%	88,947	88,552	0.2%
Other revenues (2)	14,370	15,224	(0.5)%	27,943	26,201	0.5%
Settlement and restoration fee income	6,117	639	3.2%	6,863	702	1.8%
Other property income (3)	3,625	4,160	(0.3)%	7,599	7,934	(0.1)%
Total cash operating revenues	256,331	250,955	3.2%	503,773	496,106	2.3%
Cash Operating Expenses:
Property expenses	53,854	51,654	(1.3)%	106,111	103,805	(0.7)%
Real estate taxes	23,053	22,792	(0.2)%	46,478	47,188	0.2%
Ground leases	3,210	2,941	(0.2)%	6,328	5,883	(0.1)%
Total cash operating expenses	80,117	77,387	(1.7)%	158,917	156,876	(0.6)%
Cash Net Operating Income (4) (5) (6)	$176,214	$173,568	1.5%	$344,856	$339,230	1.7%

________________________
(1)Calculated as the average of the daily ending occupancy percentages.
(2)Primarily comprised of residential income, contractual parking income, and net of revenues deemed uncollectible.
(3)Primarily comprised of transient parking income.
(4)For Same Property Cash Net Operating Income, restoration and settlement fee income is recognized in the period in which it is received, which may not correspond with the timing of GAAP revenue recognition. Tenant prepayments are recognized in the applicable lease billing period.
(5)Refer to page 44 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Property Cash Net Operating Income.
(6)For the three months ended June 30, 2026 and 2025, Same Property Cash Net Operating Income from our One Paseo Living residential property represented 2.9% and 2.8% of total Same Property Cash Net Operating
Income, respectively. For the six months ended June 30, 2026 and 2025, Same Property Cash Net Operating Income from our One Paseo Living residential property represented 2.9% and 2.7% of total Same Property
Cash Net Operating Income, respectively.
Kilroy Realty Q2 2026 Supplemental Report | 10

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EBITDA, EBITDAre, and Adjusted EBITDAre
(unaudited, $ in thousands)

	Three Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Net Income (Loss) Available to Common Stockholders	$19,905	$(19,267)	$12,444	$156,220	$68,449
Interest expense	41,634	38,511	32,148	32,152	30,844
Depreciation and amortization	93,560	94,344	92,623	87,487	87,625
Taxes	77	(29)	—	124	17
EBITDA	155,176	113,559	137,215	275,983	186,935
Net income (loss) available to noncontrolling common units of the Operating Partnership	193	(185)	120	1,524	663
Net income attributable to noncontrolling interests in consolidated property partnerships	4,617	4,779	4,545	4,538	10,456
Gains on sales of depreciable operating properties	—	(23,525)	—	(110,484)	(16,554)
Impairment of real estate assets	—	61,778	16,259	—	—
EBITDAre	159,986	156,406	158,139	171,561	181,500
EBITDAre attributable to noncontrolling interests in consolidated property partnerships	(7,508)	(7,823)	(7,584)	(7,435)	(13,586)
Company's Share of EBITDAre	152,478	148,583	150,555	164,126	167,914
Interest income	(1,247)	(954)	(2,205)	(3,119)	(512)
Company's Share of Adjusted EBITDAre	$151,231	$147,629	$148,350	$161,007	$167,402
02
Portfolio Data
–Stabilized Portfolio Occupancy Overview by Region
–Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top 20 Tenants
–Tenant Industry Diversification
–2026 Acquisitions
–2026 Dispositions and Assets Under Contract
–Consolidated Ventures (Noncontrolling Property Partnerships)
Maple Plaza, Beverly Hills, CA
Kilroy Realty Q2 2026 Supplemental Report | 12

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Stabilized Portfolio Occupancy Overview by Region (1) (2)
(unaudited)

			Total Rentable Square Feet	Occupied at		Leased at
	YTD NOI %	Rentable Square Feet %		6/30/2026	3/31/2026	6/30/2026	3/31/2026

SAN FRANCISCO BAY AREA
San Francisco CBD	25.9%	19.9%	3,410,022	81.3%	82.4%	82.0%	84.3%
South San Francisco (3)	8.5%	9.8%	1,677,847	47.9%	46.9%	69.5%	67.2%
Other Peninsula	5.5%	4.2%	726,200	89.4%	85.3%	89.4%	89.4%
Silicon Valley	4.9%	3.6%	622,640	100.0%	100.0%	100.0%	100.0%
Total San Francisco Bay Area	44.8%	37.5%	6,436,709	75.3%	75.2%	81.3%	81.9%
LOS ANGELES
El Segundo	2.9%	6.4%	1,103,595	65.4%	65.1%	65.8%	66.0%
Hollywood / West Hollywood	7.2%	6.2%	1,057,790	86.1%	85.3%	95.6%	95.2%
Long Beach	2.7%	5.6%	956,996	78.5%	88.1%	81.6%	92.9%
West Los Angeles	1.3%	3.8%	655,094	55.2%	57.8%	63.0%	58.0%
Beverly Hills	1.9%	1.8%	306,366	80.4%	81.6%	84.1%	81.6%
Culver City	0.2%	1.0%	166,207	52.2%	50.8%	52.2%	52.2%
Total Los Angeles	16.2%	24.8%	4,246,048	72.5%	74.8%	77.2%	78.7%
SEATTLE
Lake Union / Denny Regrade	11.2%	12.1%	2,078,012	80.7%	78.5%	85.9%	83.3%
Bellevue	5.7%	5.4%	919,295	74.9%	81.0%	75.6%	81.5%
Total Seattle	16.9%	17.5%	2,997,307	78.9%	79.3%	82.7%	82.7%
SAN DIEGO
Del Mar	12.9%	10.8%	1,853,346	89.2%	90.2%	89.4%	90.4%
Little Italy / Point Loma	0.8%	1.9%	320,371	62.9%	61.9%	67.3%	67.4%
University Towne Center	1.8%	1.7%	283,134	81.6%	81.6%	90.3%	90.3%
Torrey Pines	1.6%	1.4%	232,166	75.1%	75.1%	75.1%	75.1%
Total San Diego	17.1%	15.8%	2,689,017	84.1%	84.6%	85.6%	86.3%
AUSTIN
Austin CBD	5.0%	4.4%	758,975	84.0%	83.2%	88.8%	88.8%
Total Austin	5.0%	4.4%	758,975	84.0%	83.2%	88.8%	88.8%
Total Stabilized Portfolio	100.0%	100.0%	17,128,056	77.0%	77.6%	81.5%	82.3%
Total Stabilized Portfolio Excluding KOP 2				80.8%	81.5%	83.3%	84.3%

Average Occupancy (4)
Quarter to Date	Quarter to Date (Excluding KOP 2)	Year to Date	Year to Date (Excluding KOP 2)
77.6%	81.4%	77.5%	81.4%
________________________
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented. Excludes our residential property.
(2)Occupied and leased percentage calculations presented throughout this report are based on rentable square footage at the end of the period, inclusive of all remeasurements that occurred during the period.
(3)KOP 2 stabilized during the three months ended March 31, 2026.
(4)Calculated as the average of the daily ending occupancy percentages.
Kilroy Realty Q2 2026 Supplemental Report | 13

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Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		6/30/2026	3/31/2026	6/30/2026	3/31/2026

SAN FRANCISCO BAY AREA, CALIFORNIA
100 Hooper Street	100 Hooper	San Francisco CBD	417,914	94.4%	94.4%	94.4%	94.4%
100 First Street	100 First Street	San Francisco CBD	480,457	92.2%	95.2%	92.2%	95.2%
201 Third Street	201 Third Street	San Francisco CBD	355,960	86.4%	62.1%	90.7%	80.2%
303 Second Street	303 Second Street	San Francisco CBD	784,658	63.1%	62.7%	64.0%	62.7%
350 Mission Street	350 Mission Street	San Francisco CBD	455,340	99.7%	99.7%	99.7%	99.7%
360 Third Street	360 Third Street	San Francisco CBD	436,357	45.7%	71.3%	45.7%	71.3%
250 Brannan Street	The Brannans	San Francisco CBD	100,850	100.0%	100.0%	100.0%	100.0%
301 Brannan Street	The Brannans	San Francisco CBD	82,834	100.0%	100.0%	100.0%	100.0%
333 Brannan Street	The Brannans	San Francisco CBD	185,602	100.0%	100.0%	100.0%	100.0%
345 Brannan Street	The Brannans	San Francisco CBD	110,050	99.7%	99.7%	99.7%	99.7%
350 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	234,892	100.0%	100.0%	100.0%	100.0%
352 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	232,215	100.0%	100.0%	100.0%	100.0%
354 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	193,472	100.0%	100.0%	100.0%	100.0%
363 Oyster Point Boulevard *	Kilroy Oyster Point - Phase 2	South San Francisco	318,935	0.0%	0.0%	0.0%	0.0%
365 Oyster Point Boulevard *	Kilroy Oyster Point - Phase 2	South San Francisco	272,333	22.9%	17.1%	53.0%	39.2%
369 Oyster Point Boulevard *	Kilroy Oyster Point - Phase 2	South San Francisco	280,470	0.0%	0.0%	100.0%	100.0%
345 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	40,410	100.0%	100.0%	100.0%	100.0%
347 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	39,780	100.0%	100.0%	100.0%	100.0%
349 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	65,340	0.0%	0.0%	0.0%	0.0%
900 Jefferson Avenue	Crossing 900	Other Peninsula	228,226	100.0%	100.0%	100.0%	100.0%
900 Middlefield Road	Crossing 900	Other Peninsula	119,616	100.0%	100.0%	100.0%	100.0%
4100 Bohannon Drive	Menlo Corporate Center	Other Peninsula	47,643	100.0%	100.0%	100.0%	100.0%
4200 Bohannon Drive	Menlo Corporate Center	Other Peninsula	43,600	48.9%	48.9%	48.9%	48.9%
4300 Bohannon Drive	Menlo Corporate Center	Other Peninsula	63,430	85.3%	38.8%	85.3%	85.3%
4400 Bohannon Drive *	Menlo Corporate Center	Other Peninsula	48,414	6.3%	6.3%	6.3%	6.3%
4500 Bohannon Drive	Menlo Corporate Center	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
4600 Bohannon Drive	Menlo Corporate Center	Other Peninsula	48,413	100.0%	100.0%	100.0%	100.0%
4700 Bohannon Drive	Menlo Corporate Center	Other Peninsula	63,429	100.0%	100.0%	100.0%	100.0%
680 E. Middlefield Road	680 & 690 Middlefield	Silicon Valley	171,676	100.0%	100.0%	100.0%	100.0%
690 E. Middlefield Road	680 & 690 Middlefield	Silicon Valley	171,215	100.0%	100.0%	100.0%	100.0%
1701 Page Mill Road	Page Mill / Porter	Silicon Valley	128,688	100.0%	100.0%	100.0%	100.0%
3150 Porter Drive	Page Mill / Porter	Silicon Valley	36,886	100.0%	100.0%	100.0%	100.0%
1290-1300 Terra Bella Avenue	Terra Bella	Silicon Valley	114,175	100.0%	100.0%	100.0%	100.0%
Total San Francisco Bay Area			6,436,709	75.3%	75.2%	81.3%	81.9%
________________________
*      Excluded from the Same Property portfolio.
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
Kilroy Realty Q2 2026 Supplemental Report | 14

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		6/30/2026	3/31/2026	6/30/2026	3/31/2026

LOS ANGELES, CALIFORNIA
2240 E. Imperial Highway	Kilroy Airport Center	El Segundo	122,870	100.0%	100.0%	100.0%	100.0%
2250 E. Imperial Highway	Kilroy Airport Center	El Segundo	298,728	37.7%	37.7%	37.7%	37.7%
2260 E. Imperial Highway	Kilroy Airport Center	El Segundo	298,728	100.0%	100.0%	100.0%	100.0%
909 N. Pacific Coast Highway	The Nines	El Segundo	244,880	66.4%	65.5%	68.3%	69.7%
999 N. Pacific Coast Highway	The Nines	El Segundo	138,389	18.3%	16.9%	18.3%	16.9%
1500 N. El Centro Avenue	Columbia Square	Hollywood / West Hollywood	113,447	63.6%	63.6%	63.6%	63.6%
1525 N. Gower Street	Columbia Square	Hollywood / West Hollywood	9,610	100.0%	0.0%	100.0%	100.0%
1575 N. Gower Street	Columbia Square	Hollywood / West Hollywood	264,430	100.0%	98.3%	100.0%	98.3%
6115 W. Sunset Boulevard	Columbia Square	Hollywood / West Hollywood	26,237	73.4%	93.4%	98.2%	98.2%
6121 W. Sunset Boulevard	Columbia Square	Hollywood / West Hollywood	93,418	0.0%	0.0%	100.0%	100.0%
1350 Ivar Avenue	On Vine	Hollywood / West Hollywood	16,448	100.0%	100.0%	100.0%	100.0%
1355 Vine Street	On Vine	Hollywood / West Hollywood	183,129	100.0%	100.0%	100.0%	100.0%
1375 Vine Street	On Vine	Hollywood / West Hollywood	159,236	100.0%	100.0%	100.0%	100.0%
1395 Vine Street	On Vine	Hollywood / West Hollywood	2,575	100.0%	100.0%	100.0%	100.0%
8560 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	76,359	98.9%	100.0%	100.0%	100.0%
8570 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	49,276	99.0%	99.0%	99.0%	99.0%
8580 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	6,875	41.0%	41.0%	41.0%	41.0%
8590 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	56,750	99.7%	99.7%	99.7%	99.7%
3750 Kilroy Airport Way	Aero	Long Beach	7,491	100.0%	100.0%	100.0%	100.0%
3760 Kilroy Airport Way	Aero	Long Beach	167,317	83.1%	77.5%	84.8%	87.0%
3780 Kilroy Airport Way	Aero	Long Beach	222,191	98.1%	98.1%	98.1%	98.1%
3800 Kilroy Airport Way	Aero	Long Beach	192,476	52.0%	93.4%	55.0%	93.4%
3840 Kilroy Airport Way	Aero	Long Beach	138,903	100.0%	100.0%	100.0%	100.0%
3880 Kilroy Airport Way	Aero	Long Beach	97,246	39.0%	91.3%	47.7%	91.3%
3900 Kilroy Airport Way	Aero	Long Beach	131,372	83.8%	61.1%	93.4%	83.8%
2100/2110 Colorado Avenue	Santa Monica Media Center	West Los Angeles	109,225	53.2%	55.4%	100.0%	55.4%
12233 W. Olympic Boulevard	Tribeca West	West Los Angeles	156,746	38.0%	47.0%	38.0%	47.8%
12100 W. Olympic Boulevard	Westside Media Center	West Los Angeles	155,679	68.7%	68.7%	68.7%	68.7%
12200 W. Olympic Boulevard	Westside Media Center	West Los Angeles	154,544	37.7%	37.7%	37.7%	37.7%
12312 W. Olympic Boulevard	Westside Media Center	West Los Angeles	78,900	100.0%	100.0%	100.0%	100.0%
335-345 N. Maple Drive *	Maple Plaza	Beverly Hills	306,366	80.4%	81.6%	84.1%	81.6%
3101-3243 S. La Cienega Boulevard	Blackwelder	Culver City	166,207	52.2%	50.8%	52.2%	52.2%
Total Los Angeles			4,246,048	72.5%	74.8%	77.2%	78.7%
________________________
*      Excluded from the Same Property portfolio.
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
Kilroy Realty Q2 2026 Supplemental Report | 15

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		6/30/2026	3/31/2026	6/30/2026	3/31/2026

SEATTLE, WASHINGTON
333 Dexter Avenue North	333 Dexter	Lake Union / Denny Regrade	618,766	100.0%	100.0%	100.0%	100.0%
401 Terry Avenue North	401 Terry	Lake Union / Denny Regrade	174,530	100.0%	100.0%	100.0%	100.0%
701 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	142,820	64.0%	64.0%	64.0%	64.0%
801 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	173,615	100.0%	100.0%	100.0%	100.0%
837 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	112,487	71.3%	71.3%	100.0%	100.0%
2001 8th Avenue	West8	Lake Union / Denny Regrade	535,395	40.6%	32.3%	54.7%	44.6%
320 Westlake Avenue North	Westlake Terry	Lake Union / Denny Regrade	184,644	100.0%	100.0%	100.0%	100.0%
321 Terry Avenue North	Westlake Terry	Lake Union / Denny Regrade	135,755	100.0%	100.0%	100.0%	100.0%
601 108th Avenue NE	Key Center	Bellevue	490,738	63.3%	74.4%	64.1%	75.2%
10900 NE 4th Street	Skyline Tower	Bellevue	428,557	88.2%	88.5%	88.7%	88.7%
Total Seattle			2,997,307	78.9%	79.3%	82.7%	82.7%
________________________
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
Kilroy Realty Q2 2026 Supplemental Report | 16

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket (2)		6/30/2026	3/31/2026	6/30/2026	3/31/2026

SAN DIEGO, CALIFORNIA
12225 El Camino Real	Carmel Valley Corporate Center	Del Mar	58,401	100.0%	100.0%	100.0%	100.0%
12235 El Camino Real	Carmel Valley Corporate Center	Del Mar	53,751	100.0%	100.0%	100.0%	100.0%
12400 High Bluff Drive	12400 High Bluff Drive	Del Mar	216,518	91.5%	100.0%	91.5%	100.0%
3579 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	54,960	100.0%	100.0%	100.0%	100.0%
3611 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	132,425	100.0%	100.0%	100.0%	100.0%
3661 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	124,756	34.2%	34.2%	34.2%	34.2%
3721 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	117,777	94.8%	94.8%	94.8%	94.8%
3811 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	118,912	100.0%	100.0%	100.0%	100.0%
12770 El Camino Real	One Paseo	Del Mar	75,035	100.0%	100.0%	100.0%	100.0%
12780 El Camino Real	One Paseo	Del Mar	140,591	100.0%	100.0%	100.0%	100.0%
12790 El Camino Real	One Paseo	Del Mar	87,944	100.0%	100.0%	100.0%	100.0%
12830 El Camino Real	One Paseo	Del Mar	196,444	100.0%	100.0%	100.0%	100.0%
12860 El Camino Real	One Paseo	Del Mar	92,042	100.0%	100.0%	100.0%	100.0%
3745 Paseo Place	One Paseo	Del Mar	95,871	94.1%	92.8%	96.8%	96.8%
12707 High Bluff Drive	One Paseo Junction	Del Mar	59,245	91.2%	91.2%	91.2%	91.2%
12777 High Bluff Drive	One Paseo Junction	Del Mar	44,486	100.0%	100.0%	100.0%	100.0%
12340 El Camino Real	The Caminos	Del Mar	110,950	25.9%	25.9%	25.9%	25.9%
12390 El Camino Real	The Caminos	Del Mar	73,238	100.0%	100.0%	100.0%	100.0%
2100 Kettner Boulevard	2100 Kettner	Little Italy / Point Loma	212,915	50.1%	48.5%	56.8%	56.9%
2305 Historic Decatur Road	Kilroy Liberty Station	Little Italy / Point Loma	107,456	88.3%	88.3%	88.3%	88.3%
4690 Executive Drive *	4690 Executive	University Towne Center	52,074	0.0%	0.0%	47.3%	47.3%
9455 Towne Centre Drive	9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%	100.0%	100.0%
9514 Towne Centre Drive	9514 Towne Centre Drive	University Towne Center	70,616	100.0%	100.0%	100.0%	100.0%
3530 John Hopkins Court *	Nautilus	Torrey Pines	45,589	100.0%	100.0%	100.0%	100.0%
3535 General Atomics Court *	Nautilus	Torrey Pines	80,543	28.1%	28.1%	28.1%	28.1%
3550 John Hopkins Court *	Nautilus	Torrey Pines	62,739	100.0%	100.0%	100.0%	100.0%
3565 General Atomics Court *	Nautilus	Torrey Pines	43,295	100.0%	100.0%	100.0%	100.0%
Total San Diego			2,689,017	84.1%	84.6%	85.6%	86.3%
________________________
*      Excluded from the Same Property portfolio.
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
(2)The Company defines the Del Mar submarket as Del Mar, Del Mar Heights, and Carmel Valley.
Kilroy Realty Q2 2026 Supplemental Report | 17

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		6/30/2026	3/31/2026	6/30/2026	3/31/2026

AUSTIN, TEXAS
200 W. 6th Street	Indeed Tower	Austin CBD	758,975	84.0%	83.2%	88.8%	88.8%
Total Austin			758,975	84.0%	83.2%	88.8%	88.8%
Total Stabilized Portfolio			17,128,056	77.0%	77.6%	81.5%	82.3%
Total Stabilized Portfolio Excluding KOP 2				80.8%	81.5%	83.3%	84.3%

				Average Residential Occupancy
				Quarter to Date		Year to Date
RESIDENTIAL PROPERTY	Campus	Submarket (2)	Total No. of Units	6/30/2026	3/31/2026	6/30/2026

SAN DIEGO, CALIFORNIA
3200 Paseo Village Way	One Paseo Living	Del Mar	608	95.6%	95.0%	95.3%

________________________
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
(2)The Company defines the Del Mar submarket as Del Mar, Del Mar Heights, and Carmel Valley.
Kilroy Realty Q2 2026 Supplemental Report | 18

Where Innovation Works

Leases Executed (1)

	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. / Year (2)
Quarter to Date	New	Renewal	New	Renewal	Total

2nd Gen Leasing	15	13	119,082	134,530	253,612	66	$67.00	$10.14
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing	4	—	81,896	—	81,896	79	$272.73	$39.69
Total	19	13	200,978	134,530	335,508

	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. / Year (2)
Year to Date	New	Renewal	New	Renewal	Total

2nd Gen Leasing	38	24	364,444	179,006	543,450	59	$58.50	$10.70
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing	8	—	289,977	—	289,977	168	$307.74	$25.46
Total	46	24	654,421	179,006	833,427

	Quarter to Date		Year to Date
2nd Gen Leasing Change in Rents	Changes in GAAP Rents (3)	Changes in Cash Rents (4)	Changes in GAAP Rents (3)	Changes in Cash Rents (4)

Leases Signed On Space Vacant Less Than or Equal to 12 Months	27.3%	15.6%	22.9%	10.0%
All Leases Signed	21.0%	6.1%	1.7%	(7.6)%

Retention Rate Calculations	Quarter to Date	Year to Date

Retention Rate	27.9%	24.8%
Retention Rate, including subtenants	27.9%	30.0%

Leases Signed But Not Yet Commenced (5)	Period of Estimated Lease Commencement (6)
	H2 2026	H1 2027	H2 2027	2028 and Beyond	Total

Square Feet	322,692	129,094	384,494	207,572	1,043,852
Annualized Base Rent (“ABR”)	$16,877	$7,039	$28,021	$26,420	$78,357
ABR per Sq. Ft.	$52.30	$54.52	$72.88	$127.28	$75.07

Net Leases					86%
Gross Leases					14%
Total ABR					100%
________________________
(1)Includes 100% of consolidated property partnerships. Excludes leases with a lease term of less than one year (i.e. short-term leases). During the three months ended June 30, 2026, the Company signed 40,147 square feet of short-term leases, comprised of 32,128 square feet of new leasing on vacant space and 8,019 square feet of renewal leasing. During the six months ended June 30, 2026, the Company signed 110,289 square feet of short-term leases, comprised of 64,557 square feet of new leasing on vacant space and 45,732 square feet of renewal leasing.
(2)Includes tenant improvements and third-party leasing commissions, and excludes tenant-funded tenant improvements and indirect leasing costs.
(3)Calculated as the change between the expiring GAAP rent and the new GAAP rent for the same space. When necessary, lease structures are modified (adjusted for net leases) for comparability. Space that was vacant when the property was acquired is excluded from these calculations.
(4)Calculated as the change between the expiring cash rent and the new cash rent for the same space. When necessary, lease structures are modified (adjusted for net leases) for comparability. Space that was vacant when the property was acquired is excluded from these calculations.
(5)Includes 773,464 square feet of new leasing on previously vacant space, 144,798 square feet of non-stabilized development leasing, and 125,590 square feet that has been backfilled or re-leased to a subtenant as of
June 30, 2026, but had not yet commenced.
(6)Represents achievement of revenue recognition for the associated lease agreements.
Kilroy Realty Q2 2026 Supplemental Report | 19

Where Innovation Works

Stabilized Portfolio Capital Expenditures
($ in thousands)

Quarter to Date						Year to Date
	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	2026	2025

Second Generation Capital Expenditures: (1)
Capital Improvements	$6,576	$2,974	$10,068	$9,529	$13,548	$9,550	$20,183
Tenant Improvements & Leasing Commissions	21,535	15,769	21,656	27,430	20,492	37,304	31,235
Total	$28,111	$18,743	$31,724	$36,959	$34,040	$46,854	$51,418

Average Capital Expenditures to Average NOI Ratio - Trailing Five Quarters	16.4%

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	2026	2025

Major Repositioning Capital Expenditures: (2)
Capital Improvements	$—	$—	$60	$39	$702	$—	$795
Total	$—	$—	$60	$39	$702	$—	$795

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	2026	2025

First Generation Capital Expenditures:
Tenant Improvements & Leasing Commissions	$14,738	$8,980	$5,098	$4,268	$5,834	$23,718	$9,748
Total	$14,738	$8,980	$5,098	$4,268	$5,834	$23,718	$9,748

________________________
(1)Includes 100% of consolidated property partnerships.
(2)Represents significant non-recurring capital expenditures for repositioning space that is expected to result in additional revenue generated when the space is re-leased.
Kilroy Realty Q2 2026 Supplemental Report | 20

Where Innovation Works

Stabilized Portfolio Lease Expirations (1) (2)
($ in thousands, except for Annualized Base Rent per sq. ft.)

# of Expiring Leases	32	66	78	70	70	74	26	24	21	17	28
% of Total Leased Sq. Ft.	2.6%	7.9%	10.2%	11.6%	13.3%	20.3%	10.1%	9.2%	5.5%	4.9%	4.4%
ABR (3)	$15,722	$38,087	$80,878	$79,803	$104,902	$162,034	$86,450	$70,986	$47,294	$36,991	$36,731
% of Total ABR	2.1%	5.0%	10.6%	10.5%	13.8%	21.4%	11.4%	9.3%	6.2%	4.9%	4.8%
ABR per Sq. Ft.	$46.53	$37.18	$61.06	$52.65	$60.33	$61.43	$65.39	$59.17	$65.56	$57.98	$63.54
________________________
(1)Represents all in-place leases as of June 30, 2026, excluding intercompany leases.
(2)Adjusting for leases that have been backfilled or released to a subtenant as of June 30, 2026 but not yet commenced, the 2026, 2027, and 2028 expirations would be reduced by 89,457, 9,283, and 26,850 square feet, respectively.
(3)Includes 100% of consolidated property partnerships.
Kilroy Realty Q2 2026 Supplemental Report | 21

Where Innovation Works

Stabilized Portfolio Lease Expirations by Region
($ in thousands, except for Annualized Base Rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Base Rent per Sq. Ft.

2026	San Francisco Bay Area	5	38,806	0.3%	$2,647	0.3%	$68.21
	Los Angeles	17	160,650	1.2%	7,478	1.1%	46.55
	Seattle	7	129,299	1.0%	5,232	0.7%	40.46
	San Diego	3	9,123	0.1%	365	—%	40.01
	Austin	—	—	—%	—	—%	—
	Total	32	337,878	2.6%	$15,722	2.1%	$46.53

2027	San Francisco Bay Area	6	43,676	0.4%	$1,668	0.2%	$38.19
	Los Angeles	46	795,442	6.1%	27,792	3.7%	34.94
	Seattle	10	126,942	1.0%	5,684	0.7%	44.78
	San Diego	4	58,346	0.4%	2,943	0.4%	50.44
	Austin	—	—	—%	—	—%	—
	Total	66	1,024,406	7.9%	$38,087	5.0%	$37.18

2028	San Francisco Bay Area	16	858,595	6.7%	$54,149	7.1%	$63.07
	Los Angeles	42	211,504	1.6%	12,616	1.7%	59.65
	Seattle	7	44,923	0.3%	1,650	0.2%	36.73
	San Diego	13	209,596	1.6%	12,463	1.6%	59.46
	Austin	—	—	—%	—	—%	—
	Total	78	1,324,618	10.2%	$80,878	10.6%	$61.06

2029	San Francisco Bay Area	17	586,832	4.5%	$32,173	4.2%	$54.82
	Los Angeles	23	438,779	3.4%	22,776	3.0%	51.91
	Seattle	11	232,111	1.8%	10,302	1.4%	44.38
	San Diego	18	253,673	1.9%	14,317	1.9%	56.44
	Austin	1	4,211	—%	235	—%	55.81
	Total	70	1,515,606	11.6%	$79,803	10.5%	$52.65

2030	San Francisco Bay Area	15	842,110	6.5%	$54,815	7.2%	$65.09
	Los Angeles	19	220,852	1.7%	13,064	1.7%	59.15
	Seattle	9	459,089	3.5%	21,656	2.8%	47.17
	San Diego	26	211,344	1.6%	14,962	2.0%	70.79
	Austin	1	5,454	—%	405	0.1%	74.28
	Total	70	1,738,849	13.3%	$104,902	13.8%	$60.33

2031 and Beyond	San Francisco Bay Area	34	2,437,362	18.6%	$186,678	24.5%	$76.59
	Los Angeles	59	1,164,409	8.9%	65,463	8.7%	56.22
	Seattle	32	1,365,088	10.5%	60,160	7.8%	44.07
	San Diego	47	1,508,823	11.6%	99,497	13.1%	65.94
	Austin	18	621,301	4.8%	28,688	3.9%	46.17
	Total	190	7,096,983	54.4%	$440,486	58.0%	$62.07
________________________
(1)Includes 100% of consolidated property partnerships.
Kilroy Realty Q2 2026 Supplemental Report | 22

Where Innovation Works

Top 20 Tenants (1)
($ in thousands)

#	Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Significant Lease Expiration(s) (3)	Weighted Average Remaining Lease Term (Years)
1	Global technology company	Seattle / San Diego	$44,696	849,826	5.9%	5.0%	2032 / 2033 / 2037	7.1
2	Cruise LLC	San Francisco Bay Area	35,449	374,618	4.7%	2.2%	2031	5.4
3	Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.4%	2.5%	2034	8.0
4	Adobe Systems, Inc.	San Francisco Bay Area / Seattle	27,897	537,368	3.7%	3.1%	2027 (4) / 2031	4.9
5	Salesforce, Inc.	San Francisco Bay Area / Seattle	24,706	472,016	3.3%	2.8%	2029 / 2030 / 2032	3.9
6	Okta, Inc.	San Francisco Bay Area	24,206	293,001	3.2%	1.7%	2028	2.3
7	DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	3.1%	1.4%	2032	5.6
8	Netflix, Inc.	Los Angeles	21,854	361,388	2.9%	2.1%	2032	6.1
9	Cytokinetics, Inc.	San Francisco Bay Area	18,167	234,892	2.4%	1.4%	2033	7.3
10	Box, Inc.	San Francisco Bay Area	16,853	287,680	2.2%	1.7%	2028	2.0
11	DIRECTV, LLC	Los Angeles	16,085	532,956	2.1%	3.1%	2026 / 2027 (5)	1.2
12	Tandem Diabetes Care, Inc.	San Diego	15,884	181,949	2.1%	1.1%	2035	8.8
13	Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	2.0%	2.0%	2030	4.2
14	Neurocrine Biosciences, Inc.	San Diego	14,397	273,021	1.9%	1.6%	2029 / 2031	4.7
15	Viacom International, Inc.	Los Angeles	13,718	220,330	1.8%	1.3%	2028	2.5
16	Indeed, Inc.	Austin CBD	13,430	330,394	1.8%	1.9%	2034	8.5
17	Sony Group Corporation	San Francisco Bay Area / Los Angeles	13,397	131,642	1.8%	0.8%	2030	3.7
18	Amazon.com	Seattle	12,921	283,979	1.7%	1.7%	2030	3.6
19	Nektar Therapeutics, Inc.	San Francisco Bay Area	12,297	135,974	1.6%	0.8%	2030	3.6
20	Splunk, Inc.	San Francisco Bay Area	10,323	100,850	1.4%	0.6%	2031	5.4
	Total Top 20 Tenants		$408,724	6,607,221	54.0%	38.8%		5.0

________________________
(1)Includes subsidiaries of the tenant listed.
(2)The information presented is based upon Annualized Base Rent as of June 30, 2026 and includes 100% of consolidated property partnerships.
(3)Significant lease expirations include those greater than 25,000 rentable square feet.
(4)The 2027 lease expiration represents 31,409 rentable square feet that expires on June 30, 2027.
(5)The 2026 lease expiration represents 49,255 rentable square feet that expires on September 30, 2026, and the 2027 lease expiration represents the remaining 483,701 rentable square feet that expires on September
30, 2027.
Kilroy Realty Q2 2026 Supplemental Report | 23

Where Innovation Works

Tenant Industry Diversification (1)

Annualized Base Rent (2)	Square Feet (2)

Other, 8%
Life Science and Health Care, 19%
Finance, Insurance, and Real Estate, 7%
Professional, Business, and Other Services, 9%
Media, 6%
Technology, 51%

Other, 10%
Life Science and Health Care, 17%
Finance, Insurance, and Real Estate, 7%
Professional, Business, and Other Services, 10%
Media, 8%
Technology, 48%

________________________
(1)Based on the North American Industry Classification System as of June 30, 2026.
(2)Includes 100% of consolidated property partnerships. Based on occupied square footage in the Stabilized Portfolio as of June 30, 2026, excluding month-to-month and intercompany leases.
Kilroy Realty Q2 2026 Supplemental Report | 24

Where Innovation Works

2026 Acquisitions
($ in millions)

	Submarket	Month of Acquisition	Acreage	Purchase Price (1)
1st Quarter
Land
1900 Broadway (2)	Other Peninsula	February	1.1	$36.0

2nd Quarter
None			—	—
Total			1.1	$36.0
________________________
(1)Excludes acquisition-related costs and purchase price credits.
(2)During the three months ended March 31, 2026, acquired an interest in a fully-entitled land site that can support a 251,000-square-foot office building. Concurrent with closing, signed a 20-year lease with Cooley LLP for approximately 145,000 square feet, bringing the project to 58% leased. Our joint venture partner contributed $9.0 million toward the purchase of the land.
Kilroy Realty Q2 2026 Supplemental Report | 25

Where Innovation Works

2026 Dispositions and Assets Under Contract
($ in millions)

Operating Property Dispositions	Submarket	Month of Disposition	Number of Buildings	Rentable Square Feet / No. of Units	Sales Price (1)
1st Quarter
Office
Kilroy Sabre Springs (2)	I-15 Corridor	January	3	427,764	$124.5
12348 High Bluff Drive (Del Mar Tech Center)	Del Mar	March	1	39,192	21.0
Total			4	466,956	$145.5

2nd Quarter
Residential
Hollywood Residential Properties (3)	Hollywood	April		393 units	$202.0
Total Office and Residential					$347.5

Development Pipeline Under Contract (4) (5)	Submarket	Acreage Under Contract	Anticipated Sales Price (1)

1633 26th Street	West Los Angeles	2 acres	$41.0
Santa Fe Summit - PA1	56 Corridor	5 acres	38.0
Santa Fe Summit - PA2	56 Corridor	17 acres	86.0
Total Anticipated Proceeds			$165.0
________________________
(1)Represents actual or anticipated gross sales price before the impact of commissions, closing costs, and purchase price credits.
(2)Kilroy Sabre Springs includes the following buildings: 13480, 13500, and 13520 Evening Creek Drive North, San Diego, CA.
(3)The Hollywood Residential Properties include the 200-unit Columbia Square Living property located at 1550 N. El Centro Avenue, Los Angeles, CA and the 193-unit Jardine property located at 6390 De Longpre
Avenue, Los Angeles, CA.
(4)Subject to a purchase and sale agreement and non-refundable deposit as of the date of this filing.
(5)All development sites are anticipated to close upon receipt of residential entitlements and permits, which is expected to occur beginning in phases in late 2026.
Kilroy Realty Q2 2026 Supplemental Report | 26

Where Innovation Works

Consolidated Ventures (Noncontrolling Property Partnerships)
(unaudited, $ in thousands)

Property	Venture Partner	Submarket	Portfolio	Rentable Square Feet	KRC Ownership % (1)
100 First Street, San Francisco, CA	Norges Bank Investment Management	San Francisco CBD	Stabilized	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Investment Management	San Francisco CBD	Stabilized	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Other Peninsula	Stabilized	347,842	93%
1900 Broadway, Redwood City, CA	Local developer	Other Peninsula	Development	251,000	97%

Stabilized Portfolio Consolidated Venture Net Operating Income Reconciliation	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash Operating Revenues:
Base rent	$26,906	$26,850	$53,195	$54,330
Tenant reimbursements	3,767	3,946	7,759	7,459
Other revenues (3)	36	3,284	80	2,201
Settlement and restoration fee income	—	212	—	212
Other property income (4)	533	730	1,028	1,224
Total cash operating revenues	31,242	35,022	62,062	65,426
Cash Operating Expenses:
Property expenses	6,890	7,073	13,160	13,283
Real estate taxes	2,287	2,230	4,574	4,460
Total cash operating expenses	9,177	9,303	17,734	17,743
Cash Net Operating Income	22,065	25,719	44,328	47,683
Deferred income and lease incentives, net (5)	371	371	742	742
Amortization of deferred revenue related to tenant-funded tenant improvements	431	472	872	934
Straight-line rents, net	(1,520)	(1,079)	(2,313)	(1,970)
Net Operating Income	21,347	25,483	43,629	47,389
Lease termination fees	134	10,724	268	10,858
General and administrative expenses	(9)	(9)	(18)	(9)
Leasing costs	(41)	(33)	(63)	(52)
Other expense	(1)	—	(1)	(4)
Depreciation and amortization	(7,937)	(8,432)	(15,930)	(16,554)
Net Income	$13,493	$27,733	$27,885	$41,628

KRC Share of Cash Net Operating Income (6)	$14,050	$16,752	$28,583	$31,431
________________________
(1)Reflects the KRC ownership percentage at time of agreement. For 900 Jefferson Avenue and 900 Middlefield Road, actual percentage may vary depending on cash flows or promote structure. For 1900 Broadway, reflects expected KRC ownership percentage upon completion of development activities.
(2)For 900 Jefferson Avenue and 900 Middlefield Road, KRC and our partner receive an 8% preferred return on invested capital. Any cash flows received above that amount are shared with our partner as a 10% promote, with the remaining proceeds distributed according to our respective ownership percentages.
(3)Primarily comprised of contractual parking income and net of revenues deemed uncollectible.
(4)Primarily comprised of transient parking income.
(5)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
(6)Reflects KRC share after consolidating elimination entries.
03
Development
–Stabilized Development & Redevelopment Projects
–In-Process Development & Redevelopment Projects
–Future Development Pipeline
Kilroy Oyster Point Phase 2, South San Francisco, CA
Kilroy Realty Q2 2026 Supplemental Report | 28

Where Innovation Works

Stabilized Development & Redevelopment Projects
($ in millions)

							% Leased
	Location	Construction Start Date	Stabilization Date (1)	Rentable Square Feet	Total Estimated Investment	Total Project % Occupied	As of 6/30/2026	As of Filing

1st Quarter
363, 365, and 369 Oyster Point Boulevard (Kilroy Oyster Point - Phase 2)	South San Francisco	2Q 2021	1Q 2026	871,738	$1,175	7%	49%	49%
2nd Quarter
None				—	—	—%	—%	—%
Total				871,738	$1,175	7%	49%	49%
________________________
(1)Represents the earlier of the date the project achieves 95% occupancy or one year from substantial completion of base building components.
Kilroy Realty Q2 2026 Supplemental Report | 29

Where Innovation Works

In-Process Development & Redevelopment Projects
($ in millions)

% Leased
UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred	As of 6/30/2026	As of Filing

None				—	$—	$—	—%	—%
Total				—	$—	$—	—%	—%

Kilroy Realty Q2 2026 Supplemental Report | 30

Where Innovation Works

Future Development Pipeline
($ in millions)

	Location	Approx. Developable Square Feet / Resi Units (1)	Total Cash Costs Incurred as of 6/30/2026 (2)

San Francisco Bay Area
Flower Mart	San Francisco CBD	2,300,000	$683
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	249
1900 Broadway (3)	Other Peninsula	251,000	66
Los Angeles
1633 26th Street (4)	West Los Angeles	190,000	16
Seattle
SIXO	Lake Union / Denny Regrade	925,000 and 650 units	197
San Diego
Santa Fe Summit (4)	56 Corridor	600,000 - 650,000	118
2045 Pacific Highway	Little Italy / Point Loma	275,000	57
Kilroy East Village	East Village	1,100 units	68
Austin
Stadium Tower	Stadium District / Domain	493,000	76
Total			$1,530
________________________
(1)Project scope, including the estimated developable square feet or number of residential units, could change materially from estimates provided due to one or more of the following: significant changes in the economy, market conditions, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes, or project design.
(2)Represents costs incurred as of June 30, 2026, net of municipal bonds proceeds received related to public infrastructure improvements, and excluding accrued liabilities recorded in accordance with GAAP.
(3)Owned in a consolidated joint venture. Project is 58% pre-leased and is anticipated to commence construction in 2027, with delivery scheduled for 2030, at which time the Company’s ownership interest is expected to be 97%.
(4)Subject to signed purchase and sale agreements and non-refundable deposits as of the date of this filing. Refer to page 25 “2026 Dispositions and Assets Under Contract” for additional information.
04
Debt &
Capitalization Data
–Capital Structure
–Debt Maturities
–Debt Covenants & Leverage Ratios
Blackwelder, Culver City, CA
Kilroy Realty Q2 2026 Supplemental Report | 32

Where Innovation Works

Capital Structure
As of June 30, 2026
($ in thousands)

	Shares / Units	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization	Stated Rate (1)	Effective Rate (2)	Maturity Date

Unsecured Debt
Revolving Credit Facility (3)		$—	—%	4.68%	4.68%	7/31/2030
Term Loan Facility (3)		200,000	2.2%	4.79%	5.17%	7/31/2031
Private Placement Senior Notes Series B due 2026 (4)		200,000	2.2%	4.35%	4.44%	10/18/2026
Private Placement Senior Notes Series A due 2027		175,000	2.0%	3.35%	3.42%	2/17/2027
Private Placement Senior Notes Series B due 2029		75,000	0.8%	3.45%	3.51%	2/17/2029
Private Placement Senior Notes due 2031		350,000	3.9%	4.27%	4.32%	1/31/2031
Senior Notes due 2028 (5)		400,000	4.5%	4.75%	4.87%	12/15/2028
Senior Notes due 2029		400,000	4.5%	4.25%	4.38%	8/15/2029
Senior Notes due 2030		500,000	5.5%	3.05%	3.17%	2/15/2030
Senior Notes due 2032 (5)		425,000	4.7%	2.50%	2.63%	11/15/2032
Senior Notes due 2033 (5)		450,000	5.0%	2.65%	2.73%	11/15/2033
Senior Notes due 2035		400,000	4.5%	5.88%	6.08%	10/15/2035
Senior Notes due 2036		400,000	4.5%	6.25%	6.41%	1/15/2036
		$3,975,000	44.3%	4.13%	4.45%
Secured Debt (6)
100 Hooper St., San Francisco Bay Area		$146,837	1.6%	3.57%	3.81%	12/1/2026
320 Westlake Ave. N. and 321 Terry Ave. N., Seattle		75,390	0.8%	4.48%	4.58%	7/1/2027
One Paseo Mixed-Use Campus, San Diego		375,000	4.3%	5.90%	6.13%	8/10/2034
		$597,227	6.7%	5.15%	5.36%
Total Debt		$4,572,227	51.0%	4.26%	4.57%

Equity and Noncontrolling Interest in the Operating Partnership (7)
Common limited partnership units outstanding (8)	1,133,562	$42,475	0.5%
Shares of common stock outstanding	116,308,988	4,358,098	48.5%
Total Equity and Noncontrolling Interest in the Operating Partnership		$4,400,573	49.0%
Total Market Capitalization		$8,972,800	100.0%
________________________
(1)The unsecured revolving credit facility and unsecured term loan facility's interest rates were calculated using the Secured Overnight Financing Rate (“SOFR”) and a margin of 1.000% and 1.150%, respectively, based on the Company’s credit rating, as of June 30, 2026. All other stated rates represent fixed interest rates.
(2)Includes the impact of an unused facility fee, amortization of deferred financing costs, and amortization of premiums/discounts.
(3)During the quarter ended June 30, 2026, amended and restated the terms of the unsecured revolving credit and term loan facilities increasing the borrowing capacities of the unsecured revolving credit facility from $1.10 billion to $1.25 billion and the unsecured term loan facility from $200.0 million to $250.0 million. The additional $50.0 million of term loan capacity consists of delayed-draw commitments that may be drawn upon through
June 11, 2027. In addition, the maturity date of the revolving credit facility was extended to July 31, 2030, and the maturity date of the term loan facility was extended to July 31, 2031. The unsecured revolving credit facility has two six-month extension options available.
(4)In July, repaid the outstanding $200.0 million of 4.350% Private Placement Senior Notes Series B due October 2026, at par.
(5)Green bond.
(6)The mortgage notes are secured by the properties listed.
(7)Value based on closing share price of $37.47 as of June 30, 2026.
(8)Includes common units of the Operating Partnership not owned by the Company. Excludes noncontrolling interests in consolidated property partnerships.
Kilroy Realty Q2 2026 Supplemental Report | 33

Where Innovation Works

Debt Maturities
As of June 30, 2026
($ in thousands)

Total Debt (3)	$348,102	$249,125	$400,000	$475,000	$500,000	$550,000	$425,000	$450,000	$375,000	$400,000	$400,000
Weighted Average Stated Rate	4.02%	3.69%	4.75%	4.12%	3.05%	4.46%	2.50%	2.65%	5.90%	5.88%	6.25%
% of Total	8%	5%	9%	10%	11%	12%	9%	10%	8%	9%	9%
________________________
(1)In July, repaid the outstanding $200.0 million of 4.350% Private Placement Senior Notes Series B due October 2026, at par.
(2)As of June 30, 2026, there was no outstanding balance on the unsecured revolving credit facility maturing on July 31, 2030. The unsecured revolving credit facility has two six-month extension options available.
(3)Includes scheduled principal payments for amortizing loans.
Kilroy Realty Q2 2026 Supplemental Report | 34

Where Innovation Works

Debt Covenants & Leverage Ratios
($ in thousands)

KEY DEBT COVENANTS (1)	Covenant	Actual Performance as of June 30, 2026

Unsecured Credit and Term Loan Facilities and Private Placement Notes:
Total debt to total asset value	less than 60%	34%
Fixed charge coverage ratio	greater than 1.5x	3.1x
Unsecured debt ratio	greater than 1.67x	2.81x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.40x

Unsecured Senior Notes due 2028, 2029, 2030, 2032, 2033, 2035, and 2036:
Total debt to total asset value	less than 60%	35%
Interest coverage	greater than 1.5x	4.6x
Secured debt to total asset value	less than 40%	5%
Unencumbered asset pool value to unsecured debt	greater than 150%	297%

NET DEBT TO COMPANY'S SHARE OF EBITDAre RATIOS	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025

Total principal amount of debt	$4,572,227	$4,623,842	$4,625,442	$4,627,026	$4,628,595
Cash and cash equivalents	(253,805)	(192,904)	(179,316)	(372,416)	(193,129)
Net debt	$4,318,422	$4,430,938	$4,446,126	$4,254,610	$4,435,466

Trailing 12-months Company's Share of EBITDAre (2)(3)	$615,742	$631,178	$637,314	$660,337	$674,686
Trailing 12-months Company's Share of Adjusted EBITDAre (2)(3)	$608,217	$624,388	$630,344	$650,782	$658,562
Net Debt to Company's Share of EBITDAre Ratio	7.0x	7.0x	7.0x	6.4x	6.6x

Net Debt to Company's Share of Adjusted EBITDAre Ratio	7.1x	7.1x	7.1x	6.5x	6.7x

________________________
(1)All covenant ratio titles utilize terms and are calculated as defined in the respective debt and credit agreements.
(2)Calculated as the sum of the Company's Share of EBITDAre and Adjusted EBITDAre for the trailing four quarters.
(3)Refer to page 45 for reconciliations of historical GAAP Net Income Available to Common Stockholders to EBITDAre for the three months ended March 31, 2025, December 31, 2024, and September 30, 2024.
05
Non-GAAP
Supplemental
Measures
West8, Seattle, WA
Kilroy Realty Q2 2026 Supplemental Report | 36

Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures
This section includes management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on July 27, 2026 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.
Net Operating Income:
Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company’s NOI metrics are defined as follows:
•Net Operating Income - Consolidated operating revenues comprised of rental income and other property income, excluding lease termination fees, less consolidated property and related expenses (property expenses, real estate taxes, and ground leases).
•Cash Net Operating Income - NOI adjusted for certain non-cash amounts (e.g. straight-line rents, net, amortization of deferred revenue related to tenant-
funded tenant improvements, deferred income and lease incentives, net, deferred settlement and restoration fee income, the amortization of net below market rents, and related provision for bad debts).
•Same Property Cash Net Operating Income - Cash NOI for all of the properties that were owned and included in the Company’s Stabilized Portfolio for two comparable reporting periods.
The Company excludes lease termination fees from the calculation of rental revenue for the Company’s NOI metrics as they are non-recurring in nature and its exclusion will provide a measure that the Company believes is more indicative of its operating performance. Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, Cash NOI, and Same Property Cash NOI, and accordingly, the Company’s NOI metrics may not be comparable to other
REITs.
The Company uses these NOI metrics to evaluate its operating performance on a portfolio basis since the NOI metrics allow the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that its NOI metrics provide useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI, Cash NOI, and Same Property Cash NOI are generally recognized as standard measures of performance in the real estate industry.
Because the Company’s NOI metrics exclude lease termination fees, leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other income and expenses, impairment of real estate assets, and gains and losses, they provide performance measures that, when compared year over year, reflect the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Additionally, because
Same Property Cash NOI excludes the change in Cash NOI from developed, redeveloped, acquired, disposed of, and held-for-sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates, and operating costs on properties.
The Company’s NOI metrics should not be viewed as alternative measures of the Company’s financial performance since they do not reflect general and administrative expenses, leasing costs, lease termination fees, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations. In addition, Same Property Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio.
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Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures, continued
EBITDA, EBITDAre, Company's Share of EBITDAre, and Company's Share of Adjusted EBITDAre:
The Company calculates Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for Real Estate (“EBITDAre”) in accordance with the 2017 White
Paper on EBITDAre approved by the Board of Governors of Nareit. Management believes that consolidated earnings before interest expense, tax expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on the sale of depreciable real estate and non-real estate assets, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (EBITDAre) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDAre gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDAre as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDAre should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs, which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDAre and, accordingly, the Company’s EBITDAre calculation may not be comparable to those of other REITs. The Company’s Share of EBITDAre is EBITDAre less amounts attributable to noncontrolling interests in consolidated property partnerships.
The Company’s Share of Adjusted EBITDAre is the Company’s share of EBITDAre less interest income.
Net Debt to Company's Share of EBITDAre Ratio and Net Debt to Company's Share of Adjusted EBITDAre Ratio:
Management believes that the ratios of the principal balance of debt, less cash and cash equivalents and certificates of deposit, divided by the Company’s share of
EBITDAre as well as the Company's share of Adjusted EBITDAre are useful supplemental measures of the level of borrowed capital being used to increase the potential return of the Company’s real estate investments and proxies for a measure management believes is used by many lenders and rating agencies to evaluate the Company’s ability to repay and service its debt obligations. The Company believes the ratios are beneficial disclosure to investors as supplemental means of evaluating its ability to meet obligations senior to those of the equity holders. Other REITs may use different methodologies for calculating these ratios and, accordingly, the Company’s Net Debt to Company’s Share of EBITDAre Ratio and Net Debt to Company's Share of Adjusted EBITDAre Ratio may not be
comparable to those of other REITs.
Kilroy Realty Q2 2026 Supplemental Report | 38

Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:
The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White
Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. The Company also adds back net income attributable to noncontrolling common units of the Operating
Partnership because it reports FFO attributable to common stockholders and common unitholders.
Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of
REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to those of other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.
FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.
Funds Available for Distribution:
Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adjusting FFO for recurring tenant improvements, leasing commissions, and capital expenditures, amortization of deferred revenue related to tenant-funded tenant improvements, straight-line rents, net, amortization of net above (below) market rents for acquisition properties, non-cash amortization of deferred financing costs and net debt discounts and premiums, non-cash amortization of share-based compensation awards, lease related adjustments (including non-cash ground rent expense beginning in Q1 2026), gains and losses on sales of non-real estate assets, and amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to those of other REITs.
06
Definitions &
Reconciliations
2100 Kettner, San Diego, CA
Kilroy Realty Q2 2026 Supplemental Report | 40

Where Innovation Works

Definitions Included in Supplemental
Annualized Base Rent:
Annualized monthly contractual base rents from existing tenants in occupancy, including the impact of the straight-lining of rent escalations and the amortization of free rent periods and excluding the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Amounts represent percentage of total portfolio annualized contractual base rental revenue.
Capital Expenditures:
Expenditures for capital improvements, tenant improvements costs (excluding tenant-funded tenant improvements), and leasing commissions.
Effective Rate:
Represents the Stated Rate, including the impact of the amortization of any premiums/discounts and debt issuance costs.
Estimated Stabilization Date (Development):
Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office, life science, and retail properties, and the date of substantial completion for residential properties.
FAD Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.
First Generation ("1st Gen"):
Vacant space at acquisition properties and space not yet leased at recently completed Development and Redevelopment Properties that have been added to the Stabilized Portfolio. Capital expenditures for first generation space do not include expenditures for In-Process development and Redevelopment Projects.
These costs are not subtracted in the calculation of FAD.
Fixed Charge Coverage Ratio - Company’s Share of EBITDAre:
Calculated as Company’s Share of current period EBITDAre divided by gross interest expense (excluding amortization of deferred debt issuance costs and debt discounts/premiums) and current year accrued preferred dividends.
FFO Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.
Gross Lease Types:
Represents leases where the landlord is obligated to pay the tenant's proportionate share of certain operating expenses.
Kilroy Realty Q2 2026 Supplemental Report | 41

Where Innovation Works

Definitions Included in Supplemental, continued
Interest Coverage Ratio:
Calculated as EBITDAre divided by gross interest expense (excluding amortization of deferred debt costs and debt premiums/discounts).
Major Repositioning:
Space for which significant non-recurring capital expenditures are incurred to reposition and is expected to result in additional revenue generated when re-
leased. Capital improvements for this space are not subtracted in the calculation of FAD. Tenant improvement and leasing commissions for this space are included in 2nd Gen Capital Expenditures.
Net Leases Types:
Represents leases where the tenant is obligated to pay a share of certain operating expenses.
Net Operating Income Margin:
Calculated as Net Operating Income divided by total revenues.
Percentage Leased
Represents Percentage Occupied, adjusted for leases executed but have not yet achieved revenue recognition.
Percentage Occupied
Represents economic occupancy for space that has achieved revenue recognition for the associated lease agreements.
Redevelopment Properties/Projects:
Properties or projects for which the Company expects to spend significant development and construction costs pursuant to a formal plan to change its use.
Rentable Square Feet:
Reflects the latest Building Owners and Managers Association (“BOMA”) measurement. All occupied and leased percentages presented throughout this report are calculated based on rentable square feet at the end of the period(s) presented.
Retention Rate (Leases Executed):
Calculated as the percentage of square footage renewed by existing tenants at lease expiration or termination divided by the square footage of space renewed by existing tenants and lease expirations during the period. Excludes square footage of short-term leases.
Kilroy Realty Q2 2026 Supplemental Report | 42

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Definitions Included in Supplemental, continued
Retention Rate (Leases Executed Including Subtenants):
Retention rate, inclusive of leases with subtenants where the Company does not expect to experience downtime in occupancy between leases.
Same Property Portfolio:
The Same Property Portfolio includes all properties owned and included in the Stabilized Portfolio for two comparable reporting periods, i.e., owned and included in the Stabilized Portfolio as of January 1, 2025 and still owned and included in the Stabilized Portfolio as of June 30, 2026. It includes the residential portfolio, which consists of the 608 residential units at the Company’s One Paseo mixed-use property in the Del Mar, California submarket.
Excludes undeveloped land, development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, and properties classified as held for sale.

Same Property Portfolio Rollforward
	Number of Buildings	Square Feet

Same Property Portfolio as of December 31, 2025	112	15,549,413
Stabilized Acquisition Properties Added (1)	2	103,731
Dispositions and Held for Sale (2)	(1)	(39,192)
Remeasurements	—	3,346
Same Property Portfolio as of June 30, 2026	113	15,617,298
Stabilized Development Property Excluded from Same Property	5	972,226
Stabilized Acquisition Properties Excluded from Same Property	5	538,532
Stabilized Portfolio as of June 30, 2026	123	17,128,056
________________________
(1) One Paseo Junction was added to the Same Property Portfolio in 2026.
(2) Excludes the two residential properties classified as held for sale as of March 31, 2026 and disposed of in April 2026, measured in units, as well as Kilroy Sabre Springs, which was classified as held for sale as of December 31, 2025 and not included in the Same Property Portfolio.
Second Generation ("2nd Gen"):
Space at properties in the Stabilized Portfolio for which capital expenditures are generally recurring in nature or relate to space previously occupied.
Excludes leases with a lease term of less than one year. Capital expenditures for space that was vacant when the property was acquired and tenant improvement and leasing commission capital expenditures for projects classified as Major Repositioning are captured in 2nd Gen Capital Expenditures.
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Definitions Included in Supplemental, continued
Stabilized Portfolio:
The Stabilized Portfolio includes all properties with the exception of the development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, undeveloped land, and properties classified as held for sale.

Stabilized Portfolio Rollforward (1)
	Number of Buildings	Square Feet

Stabilized Portfolio as of December 31, 2025	121	16,292,164
Stabilized Development Properties	3	871,738
Dispositions (2)	(1)	(39,192)
Remeasurements	—	3,346
Stabilized Portfolio as of June 30, 2026	123	17,128,056
________________________
(1) Excludes our residential property measured in units.
(2) Excludes Kilroy Sabre Springs, which was classified as held for sale as of December 31, 2025 and not included in the Stabilized Portfolio, and the two residential properties disposed of in April 2026, measured in units.
Stated Rate:
The rate at which interest expense is recorded per the respective loan documents.
Straight-Line Rents, Net:
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.
Tenant Improvement Phase:
Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building modifications before being placed in service.
Total Debt
Represents the gross aggregate principal amount due as of June 30, 2026. Excludes unamortized deferred financing costs for the unsecured revolving credit and term loan facilities, unsecured senior notes, and secured debt, and unamortized discounts for the unsecured senior notes.
Total Portfolio:
The Total Portfolio includes all properties, with the exception of the Development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, and undeveloped land.

Total Portfolio
	Number of Buildings	Square Feet

Stabilized Portfolio	123	17,128,056
Total Portfolio as of June 30, 2026	123	17,128,056
Kilroy Realty Q2 2026 Supplemental Report | 44

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Reconciliation of Net Income Available to Common Stockholders to
Same Property Cash Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended		Six Months Ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
Net Income Available to Common Stockholders	$19,905	$68,449	$638	$107,457
Net income available to noncontrolling common units of the Operating Partnership	193	663	8	1,038
Net income attributable to noncontrolling interests in consolidated property partnerships	4,617	10,456	9,396	14,754
Net Income	24,715	79,568	10,042	123,249
Adjustments:
Impairment of real estate assets	—	—	61,778	—
Gains on sales of depreciable operating properties	—	(16,554)	(23,525)	(16,554)
Depreciation and amortization	93,560	87,625	187,904	174,744
Interest expense	41,634	30,844	80,145	61,992
Interest income	(1,247)	(512)	(2,201)	(1,646)
Other (income) expense	248	(190)	(141)	(33)
Leasing costs	2,814	2,277	5,824	5,150
General and administrative expenses	18,933	18,475	39,632	35,376
Lease termination fees	(364)	(10,754)	(762)	(11,260)
Net Operating Income	180,293	190,779	358,696	371,018
Other (2)	68	78	137	156
Deferred settlement and restoration fee income	—	(1,689)	—	(2,026)
Amortization of net below market rents	(651)	(845)	(1,292)	(1,691)
Straight-line rents, net	1,502	3,354	801	7,967
Amortization of deferred revenue related to tenant-funded tenant improvements	(3,315)	(3,770)	(6,533)	(7,458)
Deferred income and lease incentives, net (3)	(965)	(771)	(2,025)	(1,605)
Cash Net Operating Income	176,932	187,136	349,784	366,361
Non-Same Property Cash Net Operating Income	(718)	(13,568)	(4,928)	(27,131)
Same Property Cash Net Operating Income	$176,214	$173,568	$344,856	$339,230
________________________
(1)Based upon the Same Property Portfolio as of June 30, 2026, which was comprised of 113 properties.
(2)Includes other non-cash amounts primarily related to ground rent expense.
(3)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
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Reconciliation of Historical Net Income Available to Common
Stockholders to Company’s Share of Adjusted EBITDAre
(unaudited, $ in thousands)

	Three Months Ended
		3/31/2025	12/31/2024	9/30/2024
Net Income Available to Common Stockholders		$39,008	$59,460	$52,378
Interest expense		31,148	33,245	36,408
Depreciation and amortization		87,119	89,121	91,879
Taxes (1)		51	—	—
EBITDA		157,326	181,826	180,665
Net income attributable to noncontrolling common units of the Operating Partnership		375	593	509
Net income attributable to noncontrolling interests in consolidated property partnerships		4,298	4,981	4,786
Gain on sales of long-lived assets		—	(5,979)	—
EBITDAre		161,999	181,421	185,960
EBITDAre attributable to noncontrolling interests in consolidated property partnerships		(7,280)	(7,843)	(7,485)
Company's Share of EBITDAre		154,719	173,578	178,475
Interest income		(1,134)	(4,790)	(9,688)
Company's Share of Adjusted EBITDAre		$153,585	$168,788	$168,787

________________________
(1)Commencing in January 1, 2025, the Company began adjusting for taxes, which are included in Other income (expense) on the Company’s Consolidated Statement of Operations. EBITDA, EBITDAre, and Adjusted
EBITDAre for the periods ending December 31, 2024 and September 30, 2024, have not been conformed to our new presentation to maintain consistency with previously report financial ratios.
Kilroy Realty Q2 2026 Supplemental Report | 46

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Reconciliation of GAAP Net Cash Provided by Operating Activities to
Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
GAAP Net Cash Provided by Operating Activities	$78,207	$150,695	$109,078	$176,568	$143,746	$228,902	$280,667
Adjustments:
Recurring tenant improvements, leasing commissions, and capital expenditures	(28,111)	(18,743)	(31,724)	(36,959)	(34,040)	(46,854)	(51,418)
Depreciation of non-real estate furniture, fixtures, and equipment	(1,429)	(1,459)	(1,410)	(1,407)	(1,382)	(2,888)	(2,766)
Net changes in operating assets and liabilities (1)	42,682	(30,811)	22,819	(31,579)	9,245	11,871	6,937
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(7,100)	(7,207)	(6,177)	(5,411)	(13,201)	(14,307)	(19,691)
Cash adjustments related to investing and financing activities	(623)	(1,369)	(2,052)	(273)	(479)	(1,992)	(744)
Funds Available for Distribution	$83,626	$91,106	$90,534	$100,939	$103,889	$174,732	$212,985
________________________
(1)Primarily includes changes in the following assets and liabilities: marketable securities, current receivables, prepaid expenses and other assets, accounts payable, accrued expenses and other liabilities, rents received in advance, and tenant security deposits.
This Supplemental Financial Report contains "forward-looking statements"
within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions, and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project”, and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty
Corporation’s current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of Kilroy
Realty Corporation’s control. Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-
looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events.
Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on us and our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California,
Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry;
defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the media industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and Redeveloped properties;
the ability to successfully complete development and Redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and
Redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers'
financial condition, and disputes between us and our co-venturers;
environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy
Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2025, and its other filings with the Securities and Exchange Commission. All forward-
looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.
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